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                                                                      EXHIBIT 21
                           SUBSIDIARIES OF REGISTRANT


AS OF DECEMBER 31, 2003

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Name                                                          State or Jurisdiction of Incorporation
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                                                                 or Organization
                                                                 ---------------
Comerica Investment Services, Inc.                            Michigan
Comerica Capital Markets Corporation                          Michigan
Comerica Insurance Services, Inc.                             Michigan
Comerica Insurance Group, Inc.                                Michigan
Comerica Securities, Inc.                                     Michigan
Wilson, Kemp & Associates, Inc.                               Michigan
WAM Holdings, Inc.                                            Delaware
WAM Holdings II, Inc.                                         Delaware
Comerica Financial Incorporated                               Michigan
(f/n/a/ Comerica AutoLease, Inc.)
Comerica 10A Financial LLC                                    Michigan
(f/n/a Project 10A, LLC)
VRB Corp.                                                     Michigan
Comerica International Corporation                            U.S.
Comerica (Bermuda), Ltd.                                      Bermuda
(f/k/a Comerica Trust Company of Bermuda, Ltd.)
CMA Insurance Services of Texas Incorporated                  Texas
(f/k/a CMA Insurance Services, Inc.)
Comerica Holdings Incorporated                                Delaware
CMT Holdings, Inc.                                            Texas
Comerica Merchant Services, Inc.                              Delaware
Interstate Select Insurance Services, Inc.                    California
Comerica Assurance Ltd.                                       Bermuda
Comerica Properties Corporation                               Michigan
Professional Life Underwriters Services, Inc.                 Michigan
Comerica Trade Services Limited                               Hong Kong
Comerica Leasing Corporation                                  Michigan
Comerica Management Company                                   Michigan
Comerica Equities Incorporated                                Delaware
Comerica West Incorporated                                    Delaware
Comerica West Financial Incorporated                          Delaware
Comerica West Enterprises Incorporated                        Delaware
Munder Capital Management                                     Delaware
Munder UK, L.L.C.                                             Delaware
Comerica Bank-Mexico, S.A.                                    Mexico
Comerica Bank & Trust, National Association                   United States
Comerica Bank-Canada                                          Canada
Comerica Bank                                                 Michigan
Imperial Capital Trust I                                      Delaware
ROC Technologies, Inc.                                        Delaware
Imperial Bank Realty Company, Incorporated                    California
Pacific Bancard Association, Inc.                             California
Comerica Ventures Incorporated                                California
(f/n/a Imperial Ventures, Inc.)
Imperial Management, Inc.                                     Delaware
Comerica do Brasil Participacoes e Servicos Ltda.             Brazil
Comerica Coastal Incorporated                                 Delaware
Comerica Preferred Capital, LLC                               Delaware
Comerica Dealer Finance, LLC                                  Delaware
Comerica Auto Floorplan, LLC                                  Delaware
DFP Cayman LP                                                 Cayman Islands
DFP Luxembourg S.A.                                           Luxembourg
Comerica Capital Advisors Incorporated                        Delaware
Comerica Capital Trust I                                      Delaware
Comerica Capital Trust II                                     Delaware
CDV I Incorporated                                            Delaware
Comerica California Preferred Capital, LLC                    Delaware
Comerica Texas Preferred Capital, LLC                         Delaware
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